UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 1, 2013
LIBERTY ENERGY CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54596	205024859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Two Allen Center, Suite 1600, 1200 Smith Street, Houston, Texas		89701
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(713) 353-4700
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective May 1, 2013 the Company appointed Miles D. Bender as Chief Executive Officer, President, Secretary and Chairman of the Board of Directors, and appointed William T. Jones as Chief Operating Officer, with both to be compensated a minimum of 500,000 shares of stock for agreeing to serve the Company.

Also effective May 1, 2013, Ian Spowart stepped down as Chief Executive Officer, President, Secretary and Director.

Miles D. Bender

Mr. Bender's responsibilities have consisted of a full range of CEO duties, including acquisitions, legal matters, financial information, banking and capital formation. He has been involved in the energy business for twenty-nine years. Mr. Bender was a founder, President and CEO of National Energy Group, Inc. (NEG) which he took public and which he helped grow significantly to a market capitalization of approximately $350 million. NEG owned working interest in more than 1000 wells of which the Company operated over 90% with just under 100 employees. Also while at NEG Mr. Bender identified, negotiated, completed and integrated some 16 acquisitions for NEG and raised $175 million in 1996 and an additional $65 million in 1997.

From 1990 to 1991 Mr. Bender was President, CEO, Treasurer and a Director of Big Piney Oil and Gas Company. Mr. Bender was President, CEO, Treasurer and a Director of VP Oil, Inc. from 1986 until 1991. He was also President and a Director of Tierra Energy, Inc., from 1984 until 1990. All were predecessors of NEG.

He was President of the Georgia Oil and Gas Association and a Director and member of the Executive Committee of the Independent Petroleum Association of America (IPAA). Mr. Bender received his Bachelors degree from the University of Buffalo and attended law school at the University of Buffalo.

William T. Jones

Mr. Jones has been a licensed Petroleum Engineer for 40 years. His responsibilities have included evaluation of all potential reserve acquisitions as well as supervision of all field operations.

In 2004 he formed Redmon Oil Company in Dallas. Prior to that, he was Chief Operating Officer and Principal of Lynx Production Company, Dallas from 1999 to 2004.  Mr. Jones joined National Energy Group, Inc. of Dallas as Vice President, Production and Engineering in 1994 and was promoted to Senior Vice President, Operations in 1996.  From 1992 to 1994, he was Chief Operating Officer of Ard Drilling Company and prior to that, from 1989 to 1991 he was Senior Petroleum Engineer for Synder Oil Company in Fort Worth.

In 1973, Mr. Jones joined Tenneco Oil Company. After Tenneco Oil, Mr. Jones held various engineering and management positions with several independent oil companies in Dallas and Ft. Worth, Texas.

Mr. Jones received a B.S. degree in Petroleum Engineering from Mississippi State University and began his career with Shell Oil Company in Houston, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY CORP.

/s/ Dennis Irwin

Dennis Irwin

Chief Financial Officer and Director

Dated:  May 3, 2013